EXHIBIT 23.   CONSENT OF INDEPENDENT ACCOUNTANTS.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-37279) of Hercules Incorporated of our report dated June 22, 1999 relating to the financial statements, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 29, 1999